===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                             -----------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                             -----------------

                          STEEL TECHNOLOGIES INC.
          (Exact name of registrant as specified in its charter)


         Kentucky                                    61-0712014
      (State or other                              (I.R.S. Employer
      jurisdiction of                             Identification No.)
      incorporation
      or organization)

                          15415 Shelbyville Road
                        Louisville, Kentucky 40245
       (Address of Principal Executive Offices, including Zip Code)
                             -----------------

         STEEL TECHNOLOGIES INC. NONEMPLOYEE DIRECTORS STOCK PLAN
                         (Full title of the plan)
                             -----------------

                 Kenneth R. Bates, Vice President-Finance
                        and Chief Financial Officer
                          Steel Technologies Inc.
                          15415 Shelbyville Road
                        Louisville, Kentucky 40245
                  (Name and address of agent for service)
                             -----------------

                              (502) 245-2110
       (Telephone number, including area code, of agent for service)
                             -----------------

                      CALCULATION OF REGISTRATION FEE

==========================================================================
                                    Proposed     Proposed
                                    maximum      maximum
                        Amount      offering     aggregate     Amount of
  Title of securities    to be      price per    offering    registration
    to be registered  registered    share(1)     price(1)         fee
--------------------------------------------------------------------------
Common Stock, no par    25,000      $11.00       $275,000        $100
value ..............    shares
==========================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on February 4, 1997.
==========================================================================

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Steel Technologies Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

     1. The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1996.

     2. The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

     3. The Registrant's registration statement on Form 8-A dated December 10, 1985.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon for the Registrant by Stites & Harbison, Louisville, Kentucky. William E. Hellmann, a partner in Stites & Harbison, is a director of the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 271B.8-510 of the Kentucky Revised Statutes empowers a Kentucky corporation to indemnify an individual (including his estate or personal representative) who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if:
(i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses. Pursuant to Section 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.

     A corporation may not indemnify a director under KRS 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.

     The indemnification provided by or granted pursuant to
Section 271B.8-510 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. Section

271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under Sections 271B.8-510 or 271B.8-520 to indemnify them against such liability. The Registrant has purchased and maintains directors' and officers' liability insurance. The Registrant has also entered into an agreement with each of its directors which requires the Registrant to indemnify the director to the extent permitted by Kentucky law.

     Article VI of the Registrant's Restated Articles of
Incorporation, as amended, and the Registrant's Amended By-Laws require the Registrant to indemnify its directors and officers upon a determination that indemnification is permissible under the circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following exhibits are filed as part of this
registration statement:
Exhibit
Number         Description of Exhibits
-------        -----------------------

5.1      --    Opinion and consent of Stites & Harbison

23.1     --    Consent of Stites & Harbison (included in
                 Exhibit 5.1)

23.2     --    Consent of Coopers & Lybrand L.L.P.

24.1     --    Powers of attorney (reference is made to page II-6
                 of this registration statement)

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs
(a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 22nd day of January, 1997.

                              STEEL TECHNOLOGIES INC.



                              By:  /s/ Merwin J. Ray
                                  -------------------------------
                                   Merwin J. Ray, Chairman of the
                                      Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Merwin J. Ray and Kenneth R. Bates, or either one of them, to execute in the name of each such person and to file, any amendments to this Registration Statement as the registrant deems appropriate, and appoints each such agent as attorney-in-fact to sign in his behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement.

        Signature                  Title                Date


/s/ Merwin J. Ray         Chairman of the Board   January 22, 1997
------------------------    of Directors and
Merwin J. Ray               Chief Executive
                            Officer (Principal
                            Executive Officer)


/s/ Kenneth R. Bates      Vice President -        January 22, 1997
------------------------    Finance, Chief
Kenneth R. Bates            Financial Officer,
                            Secretary and
                            Treasurer
                            (Principal
                            Financial and
                            Accounting Officer)

/s/ Howard F. Bates, Jr.  Director and Vice       January 22, 1997
------------------------    President -
Howard F. Bates, Jr.        Technical Services



/s/ Bradford T. Ray       Director, President      January 22, 1997
------------------------    and Chief Operating
Bradford T. Ray             Officer



/s/ Michael J. Carroll    Director and            January 22, 1997
------------------------    Executive Vice
Michael J. Carroll          President



/s/ Ralph W. McIntyre     Director                January 22, 1997
------------------------
Ralph W. McIntyre


                          Director                January   , 1997
------------------------
Charles A. Mays



/s/ William E. Hellmann   Director                January 22, 1997
------------------------
William E. Hellmann



/s/ Dale L. Armstrong     Director                January 22, 1997
------------------------
Dale L. Armstrong



/s/ Jimmy Dan Conner      Director                January 22, 1997
------------------------
Jimmy Dan Conner

                        INDEX TO EXHIBITS

Exhibit
Number         Description of Exhibits
-------        -----------------------

5.1      --    Opinion and consent of Stites & Harbison

23.1     --    Consent of Stites & Harbison (included in
                 Exhibit 5.1)

23.2     --    Consent of Coopers & Lybrand L.L.P.

24.1    --     Powers of attorney (reference is made to
                 page II-6 of this registration statement)

                        STITES & HARBISON
                     400 WEST MARKET STREET
                           SUITE 1800
                LOUISVILLE, KENTUCKY  40202-3352
                   TELEPHONE:  (502) 587-3400
                   FACSIMILE:  (502) 587-6391


                        February 7, 1997



Steel Technologies Inc.
15415 Shelbyville Road
Louisville, Kentucky  40245

     Re:  Nonemployee Directors Stock Plan
          Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We have acted as counsel for Steel Technologies Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 25,000 shares of the Company's common stock, no par value (the "Common Stock"), to be issued by the Company from time to time pursuant to the Company's Nonemployee Directors Stock Plan (the "Plan").

     In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly issued and delivered in accordance with the terms and conditions of the Plan, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable.

Steel Technologies Inc.
Page 2
February 7, 1997


     Our opinion is limited by and subject to the following:

     (a) In rendering our opinion we have assumed that, at the time of each issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (c) Our opinion is based solely on and limited to the laws of the Commonwealth of Kentucky and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              STITES & HARBISON




CCB/plh

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated November 9, 1996 on our audits of the financial statements and financial statement schedule of Steel Technologies Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, which report is included in the Annual Report on Form 10-K of Steel Technologies Inc. for the fiscal year ended September 30, 1996.



COOPERS & LYBRAND L.L.P.


Louisville, Kentucky
February 5, 1997